EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
Streicher Mobile Fueling, Inc.:

We consent to use of our audit report dated September 30, 2003 on the consolidated balance sheets of Streicher Mobile Fueling, Inc. and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended June 30, 2003 and 2002, the five-month transition period ended June 30, 2001, and the year ended January 31, 2001, incorporated by reference into this Registration Statement on Form S-8.


                                  /s/ KPMG LLP


Fort Lauderdale, Florida
March 12, 2004